UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2021

New Senior Investment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36499	80-0912734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 West 46th Street, Suite 2204

New York, New York 10036

(Address of principal executive office)

646-822-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common stock, $0.01 par value per share	SNR	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 14, 2021, New Senior Investment Group Inc., a Delaware corporation (“New Senior”), held a virtual special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the definitive proxy statement of New Senior prepared in connection with the Merger (as defined below), which also constitutes a prospectus of Ventas, Inc., a Delaware corporation (“Ventas”), filed with the U.S. Securities and Exchange Commission on August 11, 2021 (as supplemented on September 7, 2021), which was first mailed to New Senior’s stockholders on August 11, 2021.

As of the close of business on August 6, 2021, the record date for the Special Meeting, there were 84,063,182 shares of common stock, par value $0.01 per share, of New Senior (“New Senior Common Stock”) issued and outstanding and entitled to vote at the Special Meeting. 74.03% of all of the shares of issued and outstanding New Senior Common Stock entitled to vote were represented either virtually or by proxy at the Special Meeting. The tables below detail the voting results for each proposal:

1.

Proposal to adopt the Agreement and Plan of Merger, dated as of June 28, 2021 (as amended or otherwise modified from time to time, the “Merger Agreement”), by and among New Senior, Ventas and Cadence Merger Sub LLC, a Delaware limited liability company and a subsidiary of Ventas (“Merger Sub”), and thereby approve the merger of Merger Sub with and into New Senior (the “Merger”), with New Senior continuing as the surviving corporation and a subsidiary of Ventas (the “Merger Proposal”).

Set forth below are the voting results for the Merger Proposal.

Votes For	Votes Against	Absentions	Broker Non-Votes
61,955,152	150,150	133,232	0

2.

Proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of New Senior in connection with transactions contemplated by the Merger Agreement (the “Non-Binding Compensation Proposal”).

Set forth below are the voting results for the Non-Binding Compensation Proposal.

Votes For	Votes Against	Absentions	Broker Non-Votes
17,871,158	38,783,967	5,583,409	0

3.

In connection with the Special Meeting, New Senior also solicited proxies with respect to the adjournment of the Special Meeting from time to time, if necessary or appropriate, (i) to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of such adjournment to approve such proposal or (ii) if required to enable New Senior or Ventas to comply with the requirement in the Merger Agreement to provide notice to the other party 10 business days prior to the Special Meeting if it has determined that it is necessary to pay a REIT Dividend (as defined in the Merger Agreement) but is unable to provide such notice on or before the date that is 10 business days prior to the then-scheduled Special Meeting (the “Adjournment Proposal”). As there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal, the Adjournment Proposal was unnecessary and such proposal was not submitted to the New Senior stockholders for approval at the Special Meeting.

Item 8.01	Other Events.

On September 14, 2021, New Senior and Ventas issued a joint press release announcing the results of the stockholder vote at the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Joint Press Release, dated as of September 14, 2021, issued by New Senior Investment Group Inc. and Ventas, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.

By:	/s/ Lori B. Marino
	Name:	Lori B. Marino
	Title:	Executive Vice President, General Counsel and Secretary

Date: September 14, 2021